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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       FORM 8-K

                                    CURRENT REPORT




        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                   Date of Report: February 18, 1997



                               DIGI INTERNATIONAL INC.
            --------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


         Delaware                        0-17972              41-1532464
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)



                                 11001 Bren Road East
                                 Minnetonka, MN 55343
                ------------------------------------------------------
                 (Address of principal executive offices )(Zip Code)



                                    (612) 912-3444
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                 (Registrant's telephone number, including area code)


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Item 5.  Other Events.

On February 13, 1997, Digi International Inc. released the following press release:

                 DIGI INTERNATIONAL ANNOUNCES CORPORATE RESTRUCTURING

    Minneapolis -- Digi International Inc. (Nasdaq National Market: DGII) today announced that it will restructure its business to simplify operations, increase consolidation and reduce costs and expenses. As a result of these actions, the Company will record a fiscal second quarter 1997 restructuring charge of approximately $10 million. The restructuring will include workforce reductions, business and asset write-downs and other cost-saving actions. The restructuring is expected to be fully completed by the end of Digi's fiscal year, September 30, 1997.

    Specific actions include more emphasis on server-based communications, and the consolidation of some research and development and manufacturing operations. Work is underway analyzing the most effective organizational structure to meet the Company's business objectives. Workforce reductions will occur to reflect these changes.

    "These actions should accelerate our return to a level of consistent profitability that is acceptable to our shareholders," said Jerry Dusa, acting CEO of Digi International. "It also positions us to create a coherent and sustainable strategic direction for 1997 and beyond.

    "Digi's core technology expertise in serial communications, operating system and driver interfaces, computer bus architectures, and communications access methods has made it the market leader in multiport access and server-based remote access solutions. Digi has a strong competitive position in these markets and an excellent reputation on which to build," said Dusa.

 FORWARD-LOOKING STATEMENTS:

    Certain statements made above may contain forward looking statements that involve risks and uncertainties. Factors that could cause actual results to differ include but are not limited to the following:

- THE EXPECTATION THAT THE COMPANY WILL BE ABLE TO SIMPLIFY OPERATIONS, INCREASE CONSOLIDATION, REDUCE EXPENSES AND MANAGE MORE EFFECTIVELY - These expectations may be adversely impacted by unanticipated delays or difficulties in implementing such actions.

- THE EXPECTATION THAT THE RESTRUCTURING WILL BE FULLY COMPLETED BY DIGI'S FISCAL YEAR END - This expectation may be impacted by presently unanticipated delays in implementing the variety of steps the Company intends to initiate, as well as unanticipated expenses or general market conditions and competitive conditions that may be encountered.

- THE EXPECTATION THAT STEPS TAKEN BY THE COMPANY WILL BRING IT BACK TO CONSISTENT PROFITABILITY - This expectation may be impacted by presently unanticipated delays in implementing the variety of steps the Company intends to initiate, as well as unanticipated expenses or general market conditions and competitive conditions that may be encountered.

    Digi International is a leading ISO 9001-compliant provider of data communications hardware and software that delivers seamless connectivity solutions for multiuser environments, remote access and LAN connect markets. The company markets its products through an international network of distributors and resellers, system integrators, and original equipment manufacturers (OEMs).


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                                      SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DIGI INTERNATIONAL INC.



Date:    February 18, 1997        By:  /s/ Jonathon E. Killmer
                                     -----------------------------------------
                                       Jonathon E. Killmer
                                       Chief Financial Officer
                                       (duly authorized Officer and
                                        Principal Financial Officer)


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